As filed with the U.S. Securities and Exchange Commission on March 2, 2026.
Registration No. 333-284199

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CH4 Natural Solutions Corporation
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	98-1821196
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
712 Fifth Avenue, 36
th
Floor
New York,
NY
10019
(212)
993-0076
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

David Leuschen
Chief Executive Officer
CH4 Natural Solutions Corporation
712 Fifth Avenue, 36th Floor
New York,
NY
10019
(212)
993-0076
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Stancell Haigwood E. Ramey Layne Vinson & Elkins L.L.P. 1114 Sixth Avenue, 32 nd Floor New York, New York 10036 (212) 237-0000	Derek J. Dostal Pedro Bermeo Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public
: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CH4 Natural Solutions Corporation is filing this Amendment No. 4 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-284199) (the “Registration Statement”) solely for the purpose of filing with the U.S. Securities and Exchange Commission, or updating hyperlinks to, certain exhibits attached hereto. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has been omitted.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

3.1	Memorandum and Articles of Association of the Registrant.*

3.2	Amended and Restated Memorandum and Articles of Association of the Registrant.*

3.3	Form of Amended and Restated Memorandum and Articles of Association of the Registrant.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Class A Ordinary Shares Certificate.*

4.3	Specimen Public Warrant Certificate.*

4.4	Specimen Private Warrant Certificate.*

4.5	Form of Public Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

4.6	Form of Private Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

5.1	Opinion of Vinson & Elkins L.L.P.*

5.2	Opinion of Walkers (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.*

10.1	Amended and Restated Promissory Note, dated November 25, 2025, issued to sponsor by the Registrant.*

10.2	Assignment of Promissory Note, dated February 25, 2026, among the Registrant, the sponsor and David Leuschen.*

10.3	Form of Letter Agreement among the Registrant and its officers and directors and sponsor.**

10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.**

10.5	Form of Registration Rights Agreement among the Registrant, sponsor and the other parties thereto.**

10.6	Amended and Restated Securities Subscription Agreement, dated November 25, 2025, between the Registrant and sponsor.**

10.7	Form of Private Placement Units Purchase Agreement between the Registrant and sponsor, or an affiliate of the sponsor, and the other parties thereto.**

10.8	Form of Indemnification Agreement.**

10.9	Form of Administrative Support Agreement between the Registrant and sponsor or an affiliate thereof.**

23.1	Consent of WithumSmith+Brown, PC.*

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).*

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Exhibit Number	Description

23.3	Consent of Walkers (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2).*

24	Power of Attorney.*

99.1	Consent of Lauren Singer.*

99.2	Consent of Jeffrey H. Tepper.*

99.3	Consent of Nate Zwald.*

99.4	Consent of Jean Rogers.*

99.5	Consent of Drew McDonough.*

99.6	Consent of Ben Veres.*

107	Filing Fee Table.*

*	Previously filed.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 2nd day of March, 2026.

CH4 Natural Solutions Corporation

By:	/s/ David Leuschen
David Leuschen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on March 2, 2026.

Name	Position

/s/ David Leuschen David Leuschen	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Arthuros Mangriotis Arthuros Mangriotis	Chief Financial Officer, Chief Accounting Officer and Secretary (Principal Financial and Accounting Officer)

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